                                                                    Exhibit 23.1

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors
Vivid Holdings, Inc.

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-73227) pertaining to the Modem Media Advertising Limited Partnership 1996 Option Plan, Amended and Restated 1997 Stock Option Plan, and 1999 Employee Stock Purchase Plan; the registration statement (Form S-8 No. 333-30096) pertaining to the Modem Media . Poppe Tyson, Inc. Vivid Holdings, Inc. 1999 Stock Incentive Plan; and the registration statement (Form S-8 No. 333-96483) pertaining to the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan and Modem Media Advertising Limited Partnership 1996 Option Plan, and in the related prospectuses, of our report dated February 4, 2000, with respect to the consolidated balance sheet of Vivid Holdings, Inc. and subsidiary as of December 31, 1999, and the consolidated balance sheet of Vivid Publishing, Inc. and subsidiary (predecessor) as of December 31, 1998, and the related consolidated statements of operations, cash flows, and stockholders' equity of Vivid Holdings, Inc. for the six-month period ended December 31, 1999, the six-month period ended June 30, 1999 (predecessor) and the year ended December 31, 1998 (predecessor), which report appears in the Form 8-K/A of Modem Media . Poppe Tyson, Inc. dated March 15, 1999.

/s/ KPMG LLP

San Francisco, California
March 14, 2000